Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. §1350

Each of the undersigned hereby certify that this quarterly report on Form 10-Q for the three-month period ended September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof, to the best of my knowledge, fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Compass Minerals International, Inc.

COMPASS MINERALS INTERNATIONAL, INC.

October 28, 2011	/s/ ANGELO C. BRISIMITZAKIS
Angelo C. Brisimitzakis
President and Chief Executive Officer

/s/ RODNEY L. UNDERDOWN
Rodney L. Underdown
Vice President and Chief Financial Officer